SUB-ITEM 77M

                                    MERGERS

                   AIM GROWTH SERIES (INVESCO GROWTH SERIES)

INVESCO MODERATE GROWTH ALLOCATION FUND TO INVESCO GROWTH ALLOCATION FUND

     On October 27, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 1, 2011, at a Joint Special Meeting for shareholders of Invesco Moderate Growth Allocation Fund (the "Target Fund"), an investment portfolio of AGS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Growth Allocation Fund (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AGS issued Class A, Class B, Class C, Class R, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class R, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees will be imposed in connection with the Reorganization.

INVESCO VAN KAMPEN ASSET ALLOCATION GROWTH FUND TO INVESCO GROWTH ALLOCATION
FUND

     On October 27, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 1, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Asset Allocation Growth Fund (the "Target Fund"), an investment portfolio of AGS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Growth Allocation Fund (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AGS issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees will be imposed in connection with the Reorganization.

INVESCO VAN KAMPEN ASSET ALLOCATION MODERATE FUND TO INVESCO MODERATE ALLOCATION FUND

     On October 27, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 1, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Asset Allocation Moderate Fund (the "Target Fund"), an investment portfolio of AGS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Moderate Allocation Fund (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AGS issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees will be imposed in connection with the Reorganization.

                                                                    SUB-ITEM 77M

INVESCO CONSERVATIVE ALLOCATION FUND TO INVESCO MODERATELY CONSERVATIVE ALLOCATION FUND

     On October 27, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 1, 2011, at a Joint Special Meeting for shareholders of Invesco Conservative Allocation Fund (the "Target Fund"), an investment portfolio of AGS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Moderately Conservative Allocation Fund (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AGS issued Class A, Class B, Class C, Class R, Class S, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class R, Class S, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees will be imposed in connection with the Reorganization.

INVESCO VAN KAMPEN ASSET ALLOCATION CONSERVATIVE FUND TO INVESCO MODERATELY CONSERVATIVE ALLOCATION FUND

     On October 27, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 1, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Asset Allocation Conservative Fund (the "Target Fund"), an investment portfolio of AGS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Moderately Conservative Allocation Fund (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on June 6, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AGS issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees will be imposed in connection with the Reorganization.


INVESCO VAN KAMPEN HARBOR FUND TO INVESCO CONVERTIBLE SECURITIES FUND

     On October 27, 2010, the Board of Trustees of AIM Growth Series (Invesco Growth Series) ("AGS") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 1, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Harbor Fund (the "Target Fund"), an investment portfolio of AGS, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Convertible Securities Fund (the "Acquiring Fund"), an investment portfolio of AGS (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AGS issued Class A, Class B, Class C, Class Y, and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees will be imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(g).